Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES

CHANGE TO FISCAL YEAR END

BOSTON, December 20, 2010 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced that its Board of Directors has approved a change in the Company’s fiscal year end from the last Saturday in November to the Saturday nearest December 31 of each year. The Company noted that the change in fiscal year-end is intended to improve comparability with industry peers on both a quarterly and annual basis, align CRA’s reporting cycle with a more traditional fiscal calendar and provide for more consistent quarter-to-quarter comparisons.

Under its new reporting schedule, CRA will predominantly have four 13-week quarters beginning in fiscal 2011, compared with its prior schedule of reporting a 12-week performance for the first, second and fourth quarters, and a 16-week performance for the third quarter.

The new reporting schedule will become effective with CRA’s 2011 fiscal year, which will begin January 2, 2011 and end December 31, 2011. As a result of the change, the Company will report a five-week transition period consisting of November 28, 2010 to January 1, 2011.

CRA expects to announce its results for the fourth quarter of fiscal 2010 ending November 27, 2010 in its normal reporting schedule in mid-January 2011. The Company expects to announce the results of its five-week transition period during the first quarter of 2011.

Listed below is the Company’s reporting calendar through fiscal 2011:

Reporting Period	Closing Date
Q4 2010	November 27, 2010
Five-Week 2010 Transition Period	January 1, 2011
Q1 2011	April 2, 2011
Q2 2011	July 2, 2011
Q3 2011	October 1, 2011
Q4 2011	December 31, 2011

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout North America, Europe, the Middle East, and Asia. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

Statements in this press release concerning the future business, and operating results  of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the

Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.